As filed with the Securities and Exchange Commission on April __, 2016
Registration No.______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Royal Country Club and Recreation Holdings, Inc.

Nevada	7997	38-3955197
(State or Other Jurisdiction of Organization	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

Room E, 4F., No. 106, Zhouzi Street, Neihu District
Taipei City, 114, Taiwan (Republic of China)
Telephone: 886226582502
Facsimile: 886226583114
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Fun-Ming Lo
Room E, 4F., No. 106, Zhouzi Street, Neihu District
Taipei City, 114, Taiwan (Republic of China)
Telephone: 886226582502
Facsimile: 886226583114
Email: RCC@ydhv.net
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101, Irvine, California 92618
Telephone:  949.660.9700
Fax:  949.660.9010
Attention:  Thomas E. Stepp, Jr.
tes@stepplawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):
Large Accelerated Filer ☐                                     Accelerated Filer ☐
                 Non-accelerated Filer ☐                                        Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.01	16,000,000	$.025	$400,000	$40.28

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL ITS SECURITIES UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.
PRELIMINARY PROSPECTUS
Dated April ___, 2016
THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.
16,000,000 Shares of Common Stock
$.025 per share

The Royal Country Club and Recreation Holdings, Inc. (“our”, “we”, “us” the “Company) is offering on a best-efforts basis of as many as 16,000,000 shares of its common stock at a price of $.025 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering those shares on a “self-underwritten,” best-efforts, basis directly by our sole officer and director. There is no minimum number of shares required to be purchased by any investor. Fun-Ming Lo, our president, intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Mr. Lo or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact. Our selling efforts will not include any mass media methods, such as Internet or print media. There can be no assurance that all, or any, of the shares offered will be sold.

The offering shall terminate on the earlier of (i) the date when the sale of all 16,000,000 shares is completed or (ii) two hundred seventy (270) days from the effective date the registration statement of which this prospectus is a part. We are a development stage, start-up company. Any investment in the shares offered herein involves significant risks. You should only purchase shares if you can afford a complete loss of your investment.

We may not sell all 16,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 16,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 16,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we receive from the sale of the shares offered by this prospectus. Rather, funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. Refer to the section entitled “RISK FACTORS” beginning on Page 5.

As of the date of this prospectus, we have not developed or sold any of our products nor have we generated any revenue from operations.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.  NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) when the registration statement of which this prospectus is a part is declared effective, there can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

PROSPECTUS SUMMARY

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether a person’s name is Chinese or English.  For example, the name of our president is specified as “Fun-Ming Lo,” even though, in Chinese, his name would be presented as “Lo Fun-Ming.”

All references in this prospectus to NT$ are to New Taiwan Dollars, which are the legal currency of Taiwan.

In Taiwan there are two phonetic writings, which are Pin Yins.  Pursuant to one phonetic writing, Yao-Teh International Development Co., Ltd., a Taiwanese corporation, is referred to as Yao-De International Development Co., Ltd., a Taiwanese corporation.

The Company Our Business
The Company was incorporated in the State of Nevada on January 27, 2015. We are a development stage company, and our plan of operations contemplates the management and operation of golf properties located in Asia.  In that regard, effective January 1, 2016, we entered into a Golf Course Management and Marketing Agreement with Yao-Teh International Development Co., Ltd., a Taiwanese corporation (“Yao-Teh”), pursuant to which we will promote, market, manage and operate a golf property known as The Royal Country Club, located in Miaoli county, Taiwan (the “Initial Property”).  A copy of the Management Agreement is attached as Exhibit 10.1 to the registration statement of which this prospectus is a part.

Yao-Teh is our affiliate, as Fun-Ming Lo, our president, owns the majority of the issued and outstanding capital stock of Yao-Teh and, additionally, he is the chairman of the board of directors of Yao-Teh.

We will promote, market, manage and operate golf properties located in Asia with the intent to (i) develop player loyalty and capture a greater share of the players in those locations where those golf properties are located and (ii) obtain revenue from that promotion, marketing, management and operation of those golf properties.  We anticipate that those golf properties may include recreational facilities and social programming, which should enhance our ability to attract and retain players across a number of demographic groups.  Given the nature of the products, services and amenities offered at the golf properties we will manage and operate, we believe that we will offer compelling value to golfers.

The Initial Property is a challenging course designed by Robert T. Jones, Jr., and its fairways are not long, but the undulating terrain and various hazards make it a challenging course.  In addition to golfing, players can experience local culture, including food, customs and the hospitality of the local people in Miaoli county.

The Initial Property is open for play to the general public; provided, however, the general public has the option to become “member,” which provides certain benefits, including, but not limited to, reduced fees.

Fun-Ming Lo, our president, has more than 20 years in the golf course and recreation business in Taiwan.  We believe that Mr. Lo’s experience in the golf course and recreation business should benefit us in connection with establishing relationships with golf properties in Taiwan and other parts of Asia which are appropriate for our services.

Our operations to date have been devoted primarily to organizational and development activities. Our officers have performed all of those activities to date, which include the following:

•    Formation of the Company
•    Development of our business plan

Our officers will be responsible for our operations until such time as we hire additional personnel, which we intend to do at such time as we have sufficient funds.

Our principal executive offices are located at Room E, 4F., No. 106, Zhouzi Street, Neihu District, Taipei City, 114, Taiwan (Republic of China).

Our phone number is 886226582502.

Our fiscal year ends on December 31.

As of the date of this prospectus, we have 143,118,061 shares of our $.01 par value common stock issued and outstanding and held by 53 shareholders.  We are registering for sale 16,000,000 shares of our common stock pursuant to the Securities Act of 1933.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might result from the uncertainty about our ability to continue in business.

As of December 31, 2015, our cash and cash equivalents was $116,032.  As of December 31, 2015, we had $1,017,503 in current assets and $28,000 in current liabilities.  Accordingly, our working capital as of December 31, 2015 was $989,503.

As of March 31, 2016, the amount of our cash and cash equivalents on hand was $116,032.  Currently, we have enough cash to finance our operations for approximately 6 months.

As of the date of this prospectus, we have not any revenue from operations.

January 27, 2015 (inception) through December 31, 2015

Revenue:	$-0-
Interest Income:	8,612
Operating Expenses:
General & administrative	450,290
Total operating expenses	450,290

Net Loss	$(441,678)
Net loss per common share, basic and diluted	$(0.00)
Weighted average number of common shares, basic and diluted, outstanding	140,289,857

We estimate that we need approximately $400,000 to support our operations during the next twelve months. This amount includes $20,000, which is our estimated cost necessary to comply with our reporting requirements during the next 12 months.  We have a written commitment from Mr. Lo for a 12 month line of credit in the amount of $400,000 at no interest. All funds lent by Mr. Lo pursuant to that commitment shall be due and payable on demand; provided, however, such demand will not be made prior to the expiration of 12 months from the date of that commitment, which date is October 1, 2015.  A copy of that commitment is attached as Exhibit  10.3 to that registration statement of which this prospectus is a part.

On March 6, 2015, we entered a loan agreement with Yao-Teh International Development Company Co., Ltd., (“Yao-Teh”), pursuant to which we will provide funds to Yao-Teh in an amount not to exceed Two Million Dollars ($2,000,000) to provide Yao-Teh will funds necessary to pay for the services of a design third-party firm to design a master plan relating to the development of the hotel on certain real property owned by Yao-Teh.  Yao-Teh was incorporated on May 30, 1988, in Taiwan (Republic of China) and it is in the business of developing, constructing, and operating hotel properties and recreational parks.  Mr. Fun-Ming Lo, the Company’s president, is also the chairman and president of Yao-Teh.

On March 5, 2016, we entered into a written Extension of Terms of Loan Agreement with Yao-Teh pursuant to which the term of that loan has been extended one year to March 5, 2017.

The loan accrues a fixed interest rate of 2% per annum.  The principal and interest amount of the loan shall be repaid by Yao-Teh no later than on March 5, 2017.  As of December 31, 2015, the outstanding principal balance was $893,000 and the accrued interest was $8,471.

As of March 31, 2016, the outstanding principal balance was $893,000 and the accrued interest was approximately $12,922.

Presently, we have no employees.  Our officers are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee on the date on which we will hire employees.

We have no present plans to be acquired by or to merge with another company, nor do our shareholders have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act
We are electing to not opt out of the JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the Securities and Exchange Commission (the “SEC”). We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for a private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company:

The JOBS Act of 2012 is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company, and as long as we qualify as an “emerging growth company,” we will, among other things:

•    be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•    be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

•    be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•    be temporarily exempted from having to solicit advisory say-on-pay, say- on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

•    be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•    be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

•    the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•    the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

•    the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•    the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Securities Exchange Act Rule 12b-2).

The Offering The following is a brief summary of this offering. Please see the “PLAN OF DISTRIBUTION” section for a more detailed description of the terms of the offering.
Number of Shares Being Offered:	The Company is offering as many as 16,000,000 shares of common stock, par value $0.01
Offering Price per share:	$.025
Offering Period:	The shares are being offered for a period not to exceed 270 days from the effective date of the registration statement of which this prospectus is a part.
Proceeds to Company:	If 16,000,000 shares (100%) are sold: $400,000 If 12,000,000 shares (75%) are sold: $300,000 If 8,000,000 shares (50%) are sold: $200,000 If 4,000,000 shares (25%) are sold: $100,000
Use of Proceeds:	We intend to use the proceeds to expand our business operations.
Number of Shares of our Common Stock Outstanding Before the Offering:	143,118,061 shares
Number of Shares of our Common Stock Outstanding After the Offering:
 If 16,000,000 shares (100%) are sold: 159,118,061 shares
 If 12,000,000 shares (75%) are sold: 155,118,061 shares
 If 8,000,000 shares (50%) are sold: 151,118,061 shares
 If 4,000,000 shares (25%) are sold: 147,118,061 shares

Offering Expenses:	The expenses associated with this offering total approximately $23,000 (excluding filing fees).

We may not sell all 16,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 16,000,000 shares within the offering period (270 days), we will close this offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 16,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased may be minimal and not be enough to even pay the costs of this offering.

The offering price of the common stock has no relationship to any objective criterion of value and has been arbitrarily determined. The offering price does not have any relationship to our assets, book value, historical earnings, or net worth.

We will use the proceeds from the offering to pay for accounting fees, legal and professional fees, product design and development, and general working capital.

The Company has not presently engaged an independent stock transfer agent. We have identified several agents to facilitate the processing of stock certificates upon closing of this offering.

The purchase of the common stock in this offering involves significant risks. The common stock offered in this prospectus is for investment purposes only and, currently, no market for our common stock exists. Please refer to the sections herein titled “RISK FACTORS” and “DILUTION” before making an investment in our stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. The accompanying notes are an integral part of those financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.

We intend to enter into an agreement with a broker-dealer registered with the SEC and a member in good standing of FINRA to assist us in connection with causing the prices of our common stock to be quoted on the OTCBB.  There can be no assurance that any application filed by any sponsoring marker maker for such quotation on the OTCBB will be approved.

As of the date of this prospectus, we have not any revenue from operations.

January 27, 2015 (inception) through December 31, 2015

Revenue:	$0
Interest Income:	8,612
Operating Expenses:
General & administrative	450,290
Total operating expenses	450,290

Net Loss	$(441,678)
Net loss per common share, basic and diluted	$0.00
Weighted average number of common shares, basic and diluted, outstanding	140,289,857

RISK FACTORS

Investors should carefully consider the following factors in evaluation our business, operations and financial condition.  Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To the Company

Economic recessions or downturns could negatively affect our business, financial condition and results of operations.

A substantial portion of our revenue will be derived from discretionary or leisure spending by golfers, and such spending can be particularly sensitive to changes in general economic conditions.  An economic downturn in Taiwan could result in slower economic activity, increased unemployment, concerns about inflation and energy costs, decreased business and consumer confidence.  Any such downturn would likely result in reduced spending by golfers.  As a result, our business, financial condition and results of operations may be materially adversely affected by such an economic downturn.  Additionally, during an economic downturn, we may be unable to increase our fees, which may result in, among other things, decreased revenues and financial losses.

We may not be able to attract and retain golfers that utilize our golf properties, which could harm our business, financial condition and results of operations.

The nature of a golf property that the market determines to be desirable and willing to utilize is critically important to our success.  Our success will depend on our ability to attract and retain players at our golf properties and maintain or increase usage of our facilities.  Changes in consumer tastes and preferences, particularly those affecting the popularity of golf and dining and other social and demographic trends could adversely affect our business.

Changes in consumer spending patterns, particularly discretionary expenditures for leisure and recreation, are susceptible to factors beyond our control that may reduce the demand for our golf property.

Consumer spending patterns, particularly discretionary expenditures for leisure and recreation, are particularly susceptible to factors beyond our control that may reduce demand for our golf properties.  These factors include:

•	low consumer confidence;
•	natural disasters, such as earthquakes, tornadoes, hurricanes, typhoons, wild fires and floods;
•	outbreaks of pandemic or contagious diseases, such as avian or swine flu; and
•	terrorist activities or threats and heightened travel security measures instituted in response to these events.

These factors and other global, national and regional conditions can adversely affect, and from time to time have adversely affected, individual golf properties, particular regions or industries as a whole.  Any one or more of these factors could limit or reduce demand for the fees that we are able to charge for play at our golf properties, which could harm our business and results of operations.

Unusual weather patterns and extreme weather events, as well as periodic and quasi periodic weather patterns, could adversely affect the demand for our golf properties or inevitably impact our business and results of operations.

Our operations and results are susceptible to non-seasonal and severe weather patterns.  Extreme weather events or patterns such as heavy rains, extended heat waves and high winds, could reduce our revenues by interrupting activities at our golf properties, which could negatively impact our business and results of operations.  Usage of our golf course properties will decline during colder temperatures and shorter days, which reduces the demand of outdoor activities.

One factor that specifically affects golf course properties is the availability of water.  Turf grass conditions must be satisfactory to attract play on a golf property, which requires significant amounts of water.  Our ability to irrigate our golf properties could be adversely impacted by a drought or other cause of water shortage, such as government imposed water restrictions.  A severe drought of extensive duration could adversely affect our business and results of operations.

Competition in the golf industry could have a material adverse effect on our business and results of operations.

We will operate in a significantly competitive industry and will compete primarily on the basis of reputation, featured facilities, location, quality and breadth of product offerings and price.  As a result, competition for market share in the golf industry is significant.  To succeed, we must take market share from local competitors and sustain play for our golf properties in the face of an increasing recreational activities available.  The number of golf properties in our geographic region may exceed the demand for those golf properties, which could significantly impact our ability to attract and retain golfers, which could harm our business and results of operations.

Our work force may subject us to risks associated with increases in the cost of labor, as a result of increased competition for employees, high employee turnover rates and required wage increases, law suits or labor union activities.

We may encounter labor shortages or increased labor costs because of increased competition for employees, high employee turnover rates, or increases in minimum wage or other employee benefit costs.  If labor related expenses increase, our operating expense could increase and our business, financial condition and results of operations could be harmed.

Increases in our cost of goods, water, utilities and taxes could reduce our operating margins and harm our business, financial condition and results of operations.

Increases in operating costs due to inflation and other factors may not be directly offset by increased revenue.  We anticipate that our operating costs will include labor, cost of goods, water, utilities and taxes.  Many, and in some cases all, of the factors affecting these costs will be beyond our control.  If we are not able to pass along increased costs to our customers in the form of higher prices or otherwise, our operating margins would suffer, which would have an adverse effect on our business, financial condition and results of operations.

The prices of utilities are volatile and shortages sometimes occur.  In particular, our golf properties may be subject to restrictions regarding the use of water for irrigation and increased cost of water.  Significant increases in the costs of our utilities, or any shortages, could interrupt or curtail our operations and lower our operating margins, which would have a negative impact on our business, financial condition and results of operations.

Accidents or injuries at our golf properties or in connection with our operations may subject as to liability, and accidents or injuries could negatively impact our reputation and play at our golf properties, which could harm our business, financial condition and results of operations.

There are risks of accidents or injuries at our golf properties or in connection with our operations, including injuries from premises liabilities such as slips, trips and falls.  If accidents or injuries occur at any of our golf properties, we may be held liable for costs related to the injuries.  Pursuant to the Management Agreement, Yao-Teh has agreed to obtain insurance of the type and in the amounts that we believe will be commercially reasonable and are available to businesses in our industry, but there can be no assurance that Yao-Teh will obtain any such insurance or any such insurance will be adequate or available at all times and in all circumstances.  Our business, financial condition and results of operations could be harmed to the extent claims and associated expenses resulting from accidents or injuries exceed insurance coverage.

Our operations will subject us to environmental regulation, which creates uncertainty regarding future environmental expenses and liabilities.

Our golf properties will be subject to certain environmental laws.  As a result, although we will not own the golf properties, we may be required to incur costs to comply with requirement of these laws, such as those related to water resources, discharges to air, water and land; the handling and disposable of solid and hazardous waste, and, possibly, the cleanup of properties affected by regulated materials.  Pursuant to these and other environmental requirements, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from our golf properties.  Environmental laws may impose clean up responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants.  We may use certain substances and generate certain wastes that may be deemed hazardous or toxic pursuant to such laws, and in the future we may incur costs related to cleaning up contamination resulting from historic uses of our golf properties and for our treatment, storage or disposal of wastes at any of our golf properties when they were owned by others.  The costs of investigation, remediation or renewal regulated materials may be substantial, and the presence of any such substances, or the failure to remediate any golf property properly, may impair our ability to use that golf property.  We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

Changes in laws or regulations, or a failure to comply with the laws and regulations, may harm our business and results of operations.

Our operations are subject to laws and regulations.  Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.  Those regulations and their interpretation and application may, also, change from time to time and of all those changes could have an adverse effect on our business and results of operations.  In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Failure to comply with privacy regulations and maintain the integrity of internal or customer data could result in faulty business decisions or harm to our reputation and subject as to costs, fines or lawsuits.

Certain information regarding our customers,  including personally identifiable information and credit card numbers, will be collected and maintained for a period of time for various business purposes, including maintaining records of customer preferences to enhance our customer service and for billing, marketing and promotional purposes.  We will, also, maintain personally identifiable information about our employees.  The integrity and protection of our customer, employee and company data is critical to our business.  Our customers expect that we will adequately protect their personal information, and the regulations applicable to security and privacy are increasingly demanding.  Privacy regulation is an evolving area and may subject us to various compliance requirements.  Compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our customers and market our golf properties and services to our customers.  A theft, loss, misappropriation, fraudulent or unlawful use of customer, employee or company data, including cyberattacks, could harm our reputation, result in loss of customers or business disruption or result in remedial and other costs, fines or losses.  In addition, non-compliance with applicable privacy regulations by us (or in some circumstances, non-compliance by third parties engaged by us) could result in fines or restrictions on our use or transfer of data.  Any of these matters could adversely affect our business, financial condition or results of operations.

The operation of our business relies on technology, and operational risks may disrupt our business, result in losses or limit our growth.

We will invest in and license technology and systems for property management, customer records or specialty programs.  We believe that we will design, purchase and install appropriate information systems to support our business.  There can be no assurance, however, that our information systems and technology will be able to accommodate our requirements and growth, or that the cost of maintaining such systems will not increase.  Such a failure to accommodate our requirements and growth, or an increase in costs related to maintaining and developing such information systems, including associated labor costs, could have a material adverse effect on us.  Additionally, there can be no assurance that as various systems and technologies become outdated or new technology is acquired we may be able to replace or introduce them as quickly as our competitors or within budgeted costs and time frames.  Additionally, while we anticipate we will have cyber security procedures in place, a security breach could disrupt our business and have a material adverse effect on us.  Any interruption or deterioration in the performance of our information systems could impair the quality of our operations and impact our reputation, and, therefore, adversely affect our business, financial condition or results of operations.

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act of 2012, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act of 2012 provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

As a “smaller reporting company,” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act of 2012 may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act of 2012 but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;
•	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;
•	Make risk factor disclosure in our annual reports of Form 10-K; and
•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Because we are currently considered a “shell company” within the meaning or Rule 12b-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company,” our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

•	Investors should consider shares of our common stock to be significantly risky and illiquid investments;
•	We may not register our securities on Form S-8 (an abbreviated form of registration statement);
•	Our ability to attract additional funding to sustain our operations may be limited significantly;
•	We are required to provide more details disclosure upon completion of a transaction that causes us to cease being a shell company;
•	We must file a current report on Form 8-K specifying the information required in a registration statement on Form 10, no later than 4 business days following the completion of the particular transaction taken together with financial information of the private operating company which is a party to that transaction;
•	To assist the SEC in the identification of shell companies, we are required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company; and
•	To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any merger or requiring other assets that will cause us to cease being a shell company.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

The Company’s requirements could exceed the amount of time or level of experience that our officers and sole director may have.

Our success largely depends on the continuing services of our officers, particularly our president, Fun-Ming Lo. Our continued success, also, depends on our ability to attract and retain qualified personnel. We believe that our officers, again, particularly, Mr. Lo, possess valuable business development and marketing knowledge, experience and leadership abilities in the golf properties industry that would be difficult in the short term to replicate. The loss of any of our officers, particularly Mr. Lo, could harm our operations, business plans and cash flows.

Our business plan does not provide for the hiring of any additional employees until operations will support the expense, which is difficult to estimate. Until then, the responsibility of developing our business, offering and selling the shares offered by this prospectus and fulfilling the reporting requirements of a public company will be performed by our officers and sole director. While our officers have business experience, including golf properties operation, management and marketing experience, they do not have experience in connection with the responsibilities of a public company, including serving as a principal accounting officer or principal financial officer. Accordingly, our officers may not be able to operate our business effectively or generate any revenue from the operation and management of golf course properties. There can be no assurance that we will be able to attract and hire officers or directors with experience in the golf properties industry to operate our business, in the event that our officers are otherwise unsuccessful in doing so.

Our officers are Fun-Ming Lo, our president; Doris Hsiung, our secretary, and Charles Chao, our treasurer.  Mr. Lo spends approximately 24 hours per week on the Company’s operations, or about 60% of his time.  Mr. Lo devotes the remainder of his time to the affairs of Yao-Teh, which is involved in the business of acquiring and developing hotels and recreational properties and the owner of the Initial Property.  We anticipate that after the registration statement of which this prospectus is a part is declared effective, Mr. Lo will devote an increasing amount of his time to our affairs.

Doris Hsiung spends approximately 4 hours per week on the Company’s operations, or about 10% of her time.  Doris Hsiung devotes the remainder of her time to the affairs of Yao-Teh.  We anticipate that after the registration statement of which this prospectus is a part is declared effective, Doris Hsiung will devote an increasing amount of her time to our affairs.

Charles Chao spends approximately 8 hours per week on the Company’s operations, or about 20% of his time.  Charles Chao devotes the remainder of his time to the affairs of Yao-Teh International Development Company, Ltd.  We anticipate that after the registration statement of which this prospectus is a part is declared effective, Charles Chao will devote an increasing amount of his time to our affairs.

As we are a development stage company, we have generated no revenues and do not have an operating history.

The Company was incorporated on January 27, 2015; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods, as we have incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital from loans or additional sales of our equity securities to continue operations, which would dilute the value of any shares you purchase in this offering.

If we do not sell the shares in this offering, we will have to seek alternative financing to complete our business plans or abandon them. As of March 31, 2016 , we had cash and cash equivalents of $116,032. We have enough cash to satisfy our obligations for approximately 6 months.

We have limited capital resources. To date, the Company has financed its operations from limited funding and has not generated any cash from operations. Unless we generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations, if additional financing is not available.

We believe that we will need $400,000 to meet our financial obligations for the next 12 months. This amount includes $20,000, which is our estimated cost necessary to comply with our reporting requirements during these 12 months.

As of March 31, 2016, we had cash and cash equivalents of $116,032. We believe that our cash on hand will meet our obligations for approximately 6 months.

Our operations to date have been funded by capital contributed by sales of our common stock and loans by Fun-Ming Lo, our President and sole director.  Additionally, we have a commitment from Mr. Lo to provide additional funds equal to $400,000 for our continued operations during that 12 month period. Our failure to have sufficient funds to continue our operations for the next 12 months could cause a reduction or termination of our operations, which could result in a loss of our shareholders’ investments our common stock.

Failure of Yao-Teh to Repay Loan.

On March 6, 2015, we entered into a Loan Agreement with Yao-Teh International Development Co., Ltd., a Taiwanese corporation  (“Yao-Teh").  Pursuant to that loan agreement, we will provide funds to Yao-Teh in an amount not to exceed $2,000,000 for Yao-Teh's use in retaining the services of a design firm to design a master plan relating to the development of a hotel on certain real property owned by Yao-Teh.  Our president, Fun-Ming Lo, is, also, the majority shareholder, chairman and president of Yao-Teh.  Mr. Lo has personally agreed to guaranty the payment of that loan.  As of March 31, 2016 , the outstanding principal balance of that loan was $893,000 and the accrued interest was $12,922.

Any failure by Yao-Teh to repay that loan may adversely affect our business, financial condition or results of operations.

Our growth strategy contemplated by our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of our golf properties and revenue.  We can provide no assurance that potential customers will utilize the facilities of our properties or that those customers will utilize the facilities of our golf properties at the prices and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

•    we are not able to attract sufficient customers to utilize the facilities of our golf properties, considering the price and other terms required for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;

• we fail to generate revenue sufficient to fund our operations;

• we are forced to significantly adapt our business plan to meet changes in our markets; and

• for any reason, we are not able to attract, hire, retain and motivate qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully.  Our failure to meet the encountered challenges could cause us to lose money and our shareholders’ investments in us could be lost.

Our corporate actions are substantially controlled by Fun-Ming Lo and his family.

Our President and sole director, Fun-Ming Lo, and members of his family beneficially own approximately 53% of the outstanding shares of our common stock as of the date of this prospectus. After the closing of this offering, they will own at least approximately 48% of the then outstanding shares of our common stock.  As a result, they will have significant influence regarding most matters requiring approval by our stockholders. Accordingly, our other shareholders may be limited in their ability to affect change in how we conduct our business.  Mr. Lo and his family members will have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to his stock ownership, Mr. Lo is key to our operations and will have significant influence regarding our key decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other shareholders.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. The Management Agreement requires Yao-Teh to carry business interruption insurance. We cannot provide any assurance or guarantee that such insurance coverage will be sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under such insurance policies on a timely basis or at all. If we incur any loss not covered by such insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act of 2012, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

Until we register a class of our securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act.

Until such time as we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, the majority of the tender offer rules and the reporting requirements of the Exchange Act.

We will become subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports. In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could comprise a substantial portion of our available cash resources.

We estimate that the cost to be compliant for 12 months, by filing all necessary forms in a timely manner, will be approximately $20,000. The principal costs we anticipate for the next 12 months related to becoming a public reporting company will be for retaining an independent accounting firm (approximately $12,000) and attorneys (approximately $8,000) to assist with the preparation of our financial statements and our disclosures for inclusion with our public filings. We have included that amount in the $20,000 which we anticipate that we will need to satisfy our financial obligations for the next 12 months.

If we are not able to sell the maximum number of shares offered, we will experience a capital deficiency to pay such estimated expenses. There can be no assurances that we will be able to acquire capital from any other source to pay for these expenses. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Our reporting obligations pursuant to Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

As long as our common stock is not registered pursuant to the Exchange Act, our obligations to file reports pursuant to Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement pursuant to the Securities Act of 1933 has been declared effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such event, we may cease providing periodic reports, and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Additionally, as a result, if the prices of our common stock are then quoted on the OTC Bulletin Board, those prices will cease to be so quoted, which would have a material adverse effect on our investors’ ability to sell shares of our common stock and our ability to attract new investors.

Risks Related To This Offering

We are conducting this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling the shares and receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

This offering is self-underwritten on a best-efforts basis. No broker-dealer has been or will be retained as an underwriter to sell the offered shares. There are no commitments to purchase any of the shares in this offering. We intend to sell those shares through our president, Fun-Ming Lo, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of those shares. Mr. Lo has no experience in selling securities to potential investors.  There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses. If we are unable to sell all or any of the offered shares, we will not be able to raise the capital we need and may have difficulty with implementing our business plan.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 16,000,000 shares offered by this prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 16,000,000 shares within the offering period (270 days), we will close this offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 16,000,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

Investors in this offering will have a substantial risk of loss due to immediate dilution.

Fun-Ming Lo, our sole director and president, purchased 74,108,649 shares of our common stock at a price of $.01  per share.  Doris Hsiung, our secretary, and Charles Chao, our treasurer, each purchased 325,744 shares of our common stock at a price of $.01 per share.  Additionally, members of Mr. Lo’s family purchased 1,301,647 shares of our outstanding common stock at a price of $.01 per share.  The remaining 65,759,277 shares of our outstanding common stock were sold at a price of $.01 per share. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate “dilution.” Therefore, the investors in this offering will have an increased portion of the risk of loss. Additional sales of the Company’s common stock in the future could result in further dilution. Please refer to the section titled “DILUTION” herein.

There has been no independent valuation of our common stock, which means that our common stock may be worth less than the purchase price.

The per share purchase price of our common stock has been arbitrarily determined by us without independent valuation of that common stock. The price per share in the recent sales of our common stock was $.01 and was not based on perceived market value, book value, or other established criteria and have no relationship the price per share in this offering. We did not obtain an independent appraisal opinion regarding the valuation of our common stock. Accordingly, our common stock may have a value significantly less than the offering price, and our common stock may never obtain a value equal to or greater than the offering price.

Risks Related to our Common Stock

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.

An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.  We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million during that five-year period or we issue more than $1 billion of non-convertible debt during a 3 year period, we would cease to be an “emerging growth company.” We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on these exemptions. If some investors determine that our common stock less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  After the registration statement of which this prospectus is a part is declared effective we intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this prospectus, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your shares will not have a quantifiable value and it may be difficult, if not impossible, to ever sell your shares, resulting in an inability to realize any value from your investment.

There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

•	liquidity of the market for our shares of common stock;
•	actual or anticipated fluctuations in our operating results;
•	sales of substantial amounts of our common stock, or the perception that such sales might occur;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of other companies in our industry;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between foreign currencies and the U.S. dollar;
•	our dividend policy; and
•	general economic or political conditions.

Our operating results may decline below the expectations of our investors.  In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline.  In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Our bylaws specify that the liability of our officers and directors shall be eliminated to the fullest extent permissible under Nevada law.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market for our common stock and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution.

We are authorized to issue 200,000,000 shares of $.01 par value common stock.  At present, there are 143,118,061 shares of our common stock issued and outstanding.  After the offering, there will be a maximum of 159,118,061 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we may be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

Risks Relating to Doing Business Outside of the United States

Because our headquarters are located outside of the U.S. and our business will be conducted outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our revenue and cost of doing business in Taiwan.

Foreign economic downturns may affect our results of operations in the future.  Additionally, other facts relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including:

•	international economic and political changes;
•	the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;
•	changes in, or impositions of, legislative or regulatory requirements regarding golf properties
•	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;
•	difficulties in achieving headcount reductions due to unionized labor and works councils;
•	restrictions on transfers of funds and assets between jurisdictions; and
•	geo-political instability.

As we continue to operate our business globally, our success will depend in part, on our ability to anticipate and effectively manage these risks.  The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

We face substantial political risks associated with doing business in Taiwan, particularly due to domestic political events and the tense relationship between the Republic of China and the People’s Republic of China that could negatively affect the value of your investment.

Our principal executive offices and substantially all of our assets are located in Taiwan.  In addition, substantially all of our revenues are derived from our operations in Taiwan.  Accordingly, our business, financial condition and results of operations and the market price of our common shares may be affected by changes in Republic of China governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan.

For example, in 2006 a mass movement formed calling for the resignation of the president of Taiwan over a series of alleged corruption scandals and staged dramatic protests.  In addition, Taiwan has a unique international political status.  Since 1949, Taiwan and mainland China have been separately governed.  The People’s Republic of China, or PRC, claims that it is the sole government tin China and that Taiwan is part of China.  Although significant economic and cultural relations have been established during recent years between the Republic of China and the PRC, relations have often been strained.  The PRC government has refused to renounce the use of military force to gain control over Taiwan.  Furthermore, the PRC government passed an Anti-Secession Law in March 2005, which authorizes non-peaceful means and other necessary measures should Taiwan move to gain independence from the PRC.  In February 2006, the president of Taiwan ceased activities in the country’s National Unification Council, a committee established to assist Taiwan in its efforts to reunite with the PRC.  Such cessation is commonly viewed as having a detrimental effect on relations between the two countries.  Past developments in relations between the Republic of China and the PRC have on occasion depressed the market prices of the securities of the companies in the Republic of China.  Relations between the Republic of China and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations, as well as the market price and the liquidity of other securities.
Adverse changes in the political and economic policies of China could have a material and adverse effect on the overall economic growth of China, which could adversely affect our competitive position.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, the level of development, the growth rate, the control of foreign exchange and the allocation of resources.  Additionally, the Chinese government exercises significant control over China’s economic growth through the allocation of resources, control of the incurrence and payment of foreign currency-denominated obligations, setting of monetary policy and provision of preferential treatment to particular industries or companies.  Changes in any of these policies, laws and regulations could adversely affect the overall economy in China or the golf industry , in which we operate, which could harm our business.  While the Chinese economy has grown significantly in the past 30 years, the growth has not been consistent.  Recently, the occurrence of certain events has caused a significant downturn in the Chinese economy, which has had negative effects on other economies throughout the world.

Some of our business operations are governed by China.  Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China.  Although the Chinese economy is no longer a planned economy, the Chinese government continues to exercise significant control over its economic growth through direct allocation of resources, monetary and tax policies and a host of other government policies, such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between local and foreign currencies, and regulate the growth of the general or specific market.

In response to the recent global and Chinese economic downturn, the Chinese government has adopted policy measures aimed at stimulating the economic growth of China.  If the Chinese government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the Chinese government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate, strategy or results of operations could be adversely affected.

We cannot assure you that the various macroeconomic measures, monetary policies and the economic stimulus action adopted by the Chinese government to guide economic growth and the allocation of resources will be effective to cause a recovery in the growth of the Chinese economy.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business.  We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials.  We may have agreements with third parties and may make sales in Taiwan, which may experience corruption.  Activities in Taiwan create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of the Company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material aspects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or agents of the Company may engage in conduct for which we might be held responsible.  Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions including personal liability for management, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.  In addition, the government may seek to hold the Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC.  Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.  As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless or illiquid.  Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations.  It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering.  If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company.  If such allegations are not proven to be groundless, the Company and our business operations will be severely hampered and your investment in our stock could be rendered worthless.  Even if such allegations are groundless, this situation may be a major distraction to our management.

International operations expose us to currency exchange and repatriation risks, and we cannot predict the effect of future exchange rate fluctuations on our business and operating results.

We have operations outside the United States, in Taiwan.  We will have currency fluctuation exposure resulting from sales and purchases denominated in New Taiwan Dollars, as we translate the financial statements of our foreign operations to the U.S. Dollar.  There can be no assurance that the effect of currency fluctuations will not be material in the future.

Because the Company’s headquarters are located outside of the United States, United States investors may experience difficulties in attempting to affect service of process and in enforcing a judgment pursuant to United States federal securities law.

While we are organized under the laws of the State of Nevada, our headquarters are located outside of the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and enforce judgments obtained in United States courts.  Additionally, as all of our assets will be located in Taiwan, it may be difficult or impossible for United States investors to collect a judgment against us.  Any judgment obtained in the United States against us may not be enforceable in the United States.

Because our officers and directors are not residents of the United States it may be difficult for U.S. investors to enforce any liabilities against them.

If an event occurs that results in any liability of our officers and directors, shareholders will likely have difficulty in enforcing such liability because our sole officer and director resides outside of the United States.  Even if personal service is accomplished and a judgment is entered against a person, a shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where his or her assets are located.  Accordingly, again, it may be difficult to enforce any liabilities against our officers and directors.

Any failure by Yao-Teh to perform its obligations pursuant to the Management Agreement would have a material adverse effect on our business and financial condition.

If Yao-Teh fails to perform its obligations pursuant to the Management Agreement, our operations would be materially disrupted and our revenue could decrease substantially.  Pursuant to the provisions of the Management Agreement, all disputes between Yao-Teh and us regarding that agreement shall be resolved pursuant to Taiwanese law.  If Yao-Teh fails to perform its obligations pursuant to the Management Agreement, we may have to incur substantial costs in connection with any dispute resolution regarding enforcement of that agreement and rely on legal remedies available pursuant to applicable Taiwanese laws.  All of these contractual arrangements are governed by Taiwanese law.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, those forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only prediction and involve known and unknown risks, uncertainties and other factors, including the risks specified below that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that we may be unable to predict, which would have an adverse effect on our operations.

USE OF PROCEEDS

This offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $.025. The following table sets forth use of proceeds assuming the sale of 100%, 75%, 50%, and 25%, respectively, of the shares offered for sale by the Company.

Application of Proceeds	If 100%	% of Total
Total offering proceeds	$($400,000)
Offering expenses:
Legal and professional fees	8,000	2.0
Accounting fees	12,000	3.0
Printing	1,000	.3
Transfer Agent	2,000	.5
Total offering expenses	$23,000	5.8

Use of net proceeds:
Reporting and compliance (1)	23,000	5.8
Personnel Recruiting	25,000	6.2
Advertising and Marketing	264,000	66.0
Technology Development (website and accounting software)	15,000	3.7
Computers, office furniture and equipment	40,000	10.0
Administrative Expenses	10,000	2.5
Total use of net proceeds	$377,000	94.2
Total use of proceeds	$400,000	100.0

Application of Proceeds	If 75%	% of Total
Total offering proceeds	$($300,000)
Offering expenses:
Legal and professional fees	8,000	2.7
Accounting fees	12,000	4.0
Printing	1,000	.3
Transfer Agent	2,000	.7
Total offering expenses	$23,000	7.7

Use of net proceeds:
Reporting and compliance (1)	23,000	7.7
Personnel Recruiting	25,000	8.3
Advertising and Marketing	164,000	54.7
Technology Development (website and accounting software)	15,000	5.0
Computers, office furniture and equipment	40,000	13.3
Administrative Expenses	10,000	3.3
Total use of net proceeds	$277,000	92.3
Total use of proceeds	$300,000	100.0

Application of Proceeds	If 50%	% of Total
Total offering proceeds	$($200,000)
Offering expenses:
Legal and professional fees	8,000	4.0
Accounting fees	12,000	6.0
Printing	1,000	.5
Transfer Agent	2,000	1.0
Total offering expenses	$23,000	11.5

Use of net proceeds:
Reporting and compliance (1)	23,000	11.5
Personnel Recruiting	15,000	7.5
Advertising and Marketing	96,500	48.2
Technology Development (website and accounting software)	12,500	6.3
Computers, office furniture and equipment	20,000	10.0
Administrative Expenses	10,000	5.0
Total use of net proceeds	$177,000	88.5
Total use of proceeds	$200,000	100.0

Application of Proceeds	If 25%	% of Total
Total offering proceeds	$($100,000)
Offering expenses:
Legal and professional fees	8,000	8.0
Accounting fees	12,000	12.0
Printing	1,000	1.0
Transfer Agent	2,000	2.0
Total offering expenses	$23,000	23.0

Use of net proceeds:
Reporting and compliance (1)	23,000	23.0
Personnel Recruiting	5,000	5.0
Advertising and Marketing	11,500	11.5
Technology Development (website and accounting software)	12,500	12.5
Computers, office furniture and equipment	20,000	20.0
Administrative Expenses	5,000	5.0
Total use of net proceeds	$77,000	77.0
Total use of proceeds	$100,000	100.0

(1)	Estimated expense related to compliance with reporting requirements pursuant to the Securities Exchange Act of 1934.

The foregoing purposes represent our best estimate of the allocation of the gross proceeds from this offering based upon the current state of our business operations, current plans, and the current economic and industry conditions. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, our competition and the other factors described in the section entitled “RISK FACTORS”.

We planned our progress based on raising $400,000 from this offering. We have taken careful consideration to determine that $400,000 is the amount we need to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.  Those options include the private placement of our securities and loans from third parties and/or Fun-Ming Lo, our sole director and president. Any interruption in our business will greatly reduce our chances for success.

We reserve the right to change the use of these proceeds as a result of (a) the need for more working capital. We may determine that we need more working capital in order to implement the growth strategy and operations set forth herein. The reallocation of any funds may necessitate an additional sale of our equity securities. There are no assurances that we will be able to raise additional capital from any institution or individual investors.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

DILUTION
“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholders at prices lower than the price of this offering. The net book value of our shares on December 31, 2015 was $989,503.

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (4,000,000 shares), 147,118,061 shares then outstanding, will be approximately $.007 per share. If 50% of the offered shares are sold (8,000,000 shares), the net tangible book value of the 151,118,061 shares then outstanding will be approximately $.008 per share. If 75% of the offered shares are sold (12,000,000 shares), the net tangible book value of the 155,118,061 shares then outstanding will be approximately $.008 per share. If 100% of the offered shares are sold (16,000,000 shares), the net tangible book value of the 159,118,061 shares then outstanding will be approximately $.009 per share.

Existing Shareholders Per Share Dilution based on:	25% Offering	50% Offering	75% Offering	100% Offering
Net tangible book value before the offering	$989,503	$989,503	$989,503	$989,503
Net tangible book value per share before the offering	$(.007)	$(.007)	$(.007)	$(.007)
Net tangible book value after the offering	$1,066,503	$1,166,503	$1,266,503	$1,366,503
Net tangible book value per share after the offering	$.007	$.008	$.008	$.009
Net increase in tangible book value per share to original shareholders	$.000	$.001	$.001	$.002
Number of shares outstanding before offering	143,118,061	143,118,061	143,118,061	143,118,061
Number of shares after offering held by existing shareholders	143,118,061	143,118,061	143,118,061	143,118,061
Original percent of ownership after offering	97.3%	94.7%	92.3%	89.9%

Purchasers Per Share Dilution and Ownership of Shares in this offering:
Price per share	$.025	$.025	$.025	$.025
Gross Capital Contributions	$100,000	$200,000	$300,000	$400,000
Net capital contributions	$77,000	$177,000	$277,000	$377,000
Decrease Percentage in investment to new shareholders	71%	69%	67%	66%
Dilution per share to new shareholders	$.018	$.017	$.017	$.016
Number of shares after offering held by public investors	4,000,000	8,000,000	12,000,000	16,000,000
Percentage of ownership of new shareholders after offering	2.7%	5.3%	7.7%	10.1%

PLAN OF DISTRIBUTION

Offering will be Sold by Our President and Director.

This is a self-underwritten offering. This prospectus permits our president and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Fun-Ming Lo, our president and director, will sell the shares and intends to offer them to friends, family members and acquaintances.

Neither Mr. Lo nor any of his affiliates will purchase any shares of our common stock in this offering.

Terms of the Offering

The Company is offering on a best-efforts basis 16,000,000 shares of its common stock at a price of $.025 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten” best-efforts basis directly through our sole officer and director. The shares will be offered at a fixed price of $.025 per share for a period not to exceed 270 days from the effective date of the registration statement of which this prospectus is a part. There is no minimum number of shares required to be purchased by any investor. Fun-Ming Lo, our president, intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to Mr. Lo. The intended methods of communication include, without limitation, telephone and personal contact. There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited in our corporate bank account. Investors’ subscriptions will be deposited in the Company’s bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the section titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

Our president and his affiliates will not purchase any shares in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 16,000,000 shares is completed or (ii) two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part. We will not extend the offering period beyond two hundred seventy (270) days from that effective date.

We may not sell all 16,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 16,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 16,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. If we were to enter into such arrangements, we will file a post-effective amendment to this prospectus to disclose those arrangements, because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in this prospectus.

Deposit of Offering Proceeds

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we receive from the sale of the shares offered by this prospectus.  Rather, funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered by this prospectus and within the allotted time offering, all funds received and accepted, if any, shall be released to us immediately and deposited into the Company’s general bank account. All of which shall be available for use by us upon receipt. There can be no assurance that we will obtain any funds from this offering.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement of which this prospectus is a part, the Company will not provide potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached as Exhibit 10.2 to the registration statement of which this prospectus is a part) and sending it together with payment in full to “The Royal Country Club and Recreation Holdings, Inc.” All payments are required in the form of United States currency either by personal check, bank draft, or by wire transfer.

There is no minimum subscription requirement for any investor. We reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

After we accept a subscriber’s subscription, we will cause to be prepared and sent to that subscriber a certificate evidencing and representing the number of shares of our common stock purchased by that subscriber.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.
The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold, unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the offering of 16,000,000 shares of our common stock.

Our authorized capital stock consists of 200,000,000 shares of common stock with a par value $.01 per share.

Common Stock

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors;
•	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
•	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	Are entitled to one vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, Fun-Ming Lo, our president and sole director, and his family members will own at least approximately 48% of the outstanding shares of our common stock.

Voting By Any Subsidiary

Pursuant to Article IX Section 6 of our Bylaws, our shares owned by a subsidiary shall be entitled to vote regarding any matter.  For these purposes, a subsidiary is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

Currently, we have no such subsidiary.

Preemptive Rights

No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of our Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

Reports

After the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission, we will be required to prepare and file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.
INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to December 31, 2015 , included in this prospectus has been audited by KCCW Accountancy Corp., Certified Public Accountants, PCAOB Registered Auditor, 22632 Golden Springs Drive, Suite 230, Diamond Bar, California 91765. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Stepp Law Corporation, 15707 Rockfield Blvd., Suite 101, Irvine, California 92618 is counsel for the Company who has given an opinion on the validity of the securities being registered, which opinion appears as an exhibit to the registration statement of which this prospectus is a part. No officer, director, employee, shareholder or agent of Stepp Law Corporation has a direct or indirect interest in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General Information
We were incorporated in the State of Nevada on January 27, 2015.  Since inception, we have not generated any revenues and have accumulated losses in the amount of ($441,678) as of December 31, 2015.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence planned operations to any significant measure. As of the date of this prospectus, we, have had only limited start-up operations and have not generated revenues. We will not be profitable until we derive sufficient revenues and cash flows from the marketing, management and operation of a golf course property. We believe that, if we obtain the proceeds from this offering, we will be able to implement our business plan and conduct business pursuant to our business plan for the next 12 months. Our administrative office is located at Room E, 4F., No. 106, Zhouzi Street, Neihu District, Taipei City, 114, Taiwan (Republic of China).

Our fiscal year ends on is December 31.

As of December 31, 2015, our cash and cash equivalents was $116,032.  As of December 31, 2015, we had $1,017,503 in current assets and $28,000 in current liabilities.  Accordingly, our working capital as of December 31, 2015 was $989,503.

As of March 31, 2016, the amount of our cash and cash equivalents on hand was $116,032.  Currently, we have enough cash to finance our operations for approximately 6 months.

We estimate that we need approximately $400,000 to support our operations during the next twelve months. This amount includes $20,000, which is our estimated cost necessary to comply with our reporting requirements during the next 12 months.  We have a written commitment from Mr. Lo for a 12 month line of credit in the amount of $400,000 at no interest. All funds lent by Mr. Lo pursuant to that commitment shall be due and payable on demand; provided, however, such demand will not be made prior to the expiration of 12 months from the date of that commitment, which date is October 1, 2015.  A copy of that commitment is attached as Exhibit  10.3 to that registration statement of which this prospectus is a part.

As of the date of this prospectus, we have not generated any revenue from operations.

Business Overview

We are located in Taipei City, Taiwan. We are a development stage company and our plan of operations contemplates management and operation of golf properties located in Asia.  In that regard, effective January 1, 2016, we entered into a Golf Course Management and Marketing Agreement with Yao-Teh International Development Co., Ltd., a Taiwanese corporation (“Yao-Teh”), pursuant to which we will promote, market, manage and operate a golf property known as The Royal Country Club, located in Miaoli county, Taiwan (the “Initial Property”).  A copy of the Management Agreement is attached as Exhibit 10.1 to the registration statement of which this prospectus is a part.

Yao-Teh is our affiliate, as Fun-Ming Lo, our president, owns the majority of the issued and outstanding capital stock of Yao-Teh and, additionally, he is the chairman of the board of directors of Yao-Teh.

We will promote, market, manage and operate golf properties located in Asia with the intent to (i) develop player loyalty and capture a greater share of the players in those locations where those golf properties are located and (ii) obtain revenue from managing and operating those golf properties.  We anticipate that those golf properties may include recreational facilities and social programming, which should enhance our ability to attract and retain players across a number of demographic groups.  Given the nature of the products, services and amenities offered at the golf properties we will manage and operate, we believe that we will offer compelling value to golfers.

The Initial Property is a challenging course designed by Robert T. Jones, Jr., and the fairways are not long, but the undulating terrain and various hazards make this a challenging course.

The Initial Property is open for play to the general public; provided, however, the general public has the option to become “member,” which provides certain benefits, including, but not limited to, reduced fees.

In addition to golfing, players can experience local culture, including food, customs and the hospitality of the local people in Miaoli county.

Fun-Ming Lo, our president, has more than 20 years in the golf course and recreational business in Taiwan.  We believe that Mr. Lo’s experience in the golf course and recreation business should benefit us in connection with establishing relationships with golf properties in Taiwan and other parts of Asia which are appropriate for our services.

We intend to be a leading manager and operator of golf properties in Asia, with initial operations in Taiwan.  We believe that our golf properties will be designed to appeal to the entire family, fostering customer loyalty, which we believe will allow us to capture a greater share of our customers’ discretionary leisure spending.  We believe that our golf properties will be designed to provide our customers with upscale locations where they can work and socialize.  We believe that our golf properties should enhance our ability to attract and retain customers across a number of demographic groups.

Our success depends on our ability to attract and retain golfers at the golf properties we will manage and operate and maintain or increase usage of those golf properties.  We anticipate that those golf properties may experience varying levels of membership enrollment and attrition rates and, in certain cases, decreased levels of usage.  We will devote substantial efforts to maintaining member and guest satisfaction, although many of the factors affecting golf country club membership and facility usage are beyond our control.  Periods when attrition rates exceed membership rates or facility usage is below historical levels could have a material adverse effect on our business, operating results and financial position.

We believe that attracting and retaining customers while increasing customer usage by providing the highest quality golfing experience will be big drivers of our revenue.  To drive our revenue growth, we intend to use the following strategies:
•	Employ professional sales personnel who will be completely familiar with our golf properties. Our sales personnel will receive comprehensive initial and ongoing sales training that we believe will address all aspects of the sales process.
•	Periodically obtain feedback from our customers to effectively understand demographics and preferences to better target the golfer market.

Seasonality

Golf operations are seasonal in nature.  Usage at golf properties declines when temperatures are colder and days are shorter, as a result of reduced demand.  We anticipate that our golf properties will experience some seasonality.  We anticipate that some of our golf properties will offer amenities such as dining, indoor tennis and fitness facilities, which should provide revenue that will be less affected by seasonality than our outdoor operations.  As a result of these factors, we anticipate we will generate a disproportionate share of our revenues and cash flows in the warmer months of each year and have lower revenues and profits in the colder months.

Our results will, also, be affected by non-seasonal and severe weather patterns.  Periods of extremely hot, dry, cold or rainy weather can be expected to impact our revenue. Similarly, extended periods of low rainfall can affect the cost and availability of water needed to irrigate our golf courses and can adversely affect our results.  Keep turf grass conditions at a satisfactory level to attract play on our golf courses requires significant amounts of water.  Our ability to irrigate a court could be adversely impacted by a drought or other water shortage.

The Royal Country Club

The initial golf property that we will market, manage and operate The Royal Country Club (the “Initial Property”), which is owned by Yao-Teh and is subject to a Golf Course Management and Marketing Agreement we entered into effective January 1, 2016, with Yao-The, and a copy of which is attached as Exhibit 10.1 to the registration statement of which this prospectus is a part.  The Initial Property is located next to the Miaoli Mingde Reservoir, which is a combination of sports, leisure, entertainment, and educational facilities.  The Initial Property was designed with the supervision of Robert Trent Jones, Jr.  The Initial Property is owned by Yao-Teh.  Fun-Ming Lo, our president, is the majority shareholder, chairman and president of Yao-Teh.

The Initial Property opened for play in 1966.  The average annual rounds of golf played on the Initial Property is approximately 50,000.

The Management Agreement

Effective January 1, 2016, we entered into a written Golf Course Management and Marketing Agreement with Yao-Teh International Resort and Hotel Development Co., Ltd., a Taiwanese corporation, to promote, market, manage, and operate The Royal Country Club located in Miaoli County, Taiwan, which has been defined elsewhere in this prospectus as the “Initial Property” and that agreement is defined elsewhere in this prospectus as the “Management Agreement.”  A copy of the Management Agreement is attached as Exhibit 10.1 to the registration statement of which this prospectus is a part.

Yao-Teh is our affiliate, as Fun-Ming Lo, our president, owns the majority of the issued and outstanding capital stock of Yao-Teh and, additionally, he is the chairman of the board of directors of Yao-Teh.

The term of the Management Agreement is 3 years, which term commences on January 1, 2016, and continues until December 31, 2018.  Unless either party to the Management Agreement notifies the other party to that agreement of its intention not to renew the term of the Management Agreement at least 90 days prior to the expiration of any term of the Management Agreement, the term of the Management Agreement shall automatically renew for additional terms of 1 year each, on the terms and conditions specified in the Management Agreement.

Pursuant to the provisions of the Management Agreement, we have full and complete authority and responsibility to conduct, supervise, and manage the day to day operation of the Initial Property, as more particularly described in the Management Agreement.

Pursuant to the provisions of the Management Agreement, Yao-Teh shall pay any and all expenses relating to the operation of the Initial Property.  Pursuant to the Management Agreement, we shall receive a management fee equal to 6% of the Net Operating Income (as that term is defined by the provisions of the Management Agreement) of the Initial Property.

We intend to enter into similar agreements for all of the golf properties that we manage and operate.  We can provide no assurance or guarantee, however, that we will be able to negotiate a management relationship regarding any other golf property or, if we do, that such relationship will be on terms substantially similar to those specified in the Management Agreement.

The Loan Agreement

On March 6, 2015, we entered into a loan agreement with Yao-Teh International Development Co., Ltd. (“Yao-Teh").  Pursuant to that loan agreement we will provide funds to Yao-Teh in an amount not to exceed $2,000,000 for Yao-Teh's use in retaining the services of a design firm to design a master plan relating to the development of a hotel on certain real property owned by Yao-Teh.  Our president, Fun-Ming Lo, is, also, the majority shareholder, chairman and president of Yao-Teh.  That loan accrues interest at 2% per annum.  The principal and all accrued interest lent by us to Yao-Teh shall be paid by Yao-Teh no later than March 5 , 2017.  On March 5, 2016, we entered into an Extension of Terms of Loan Agreement with Yao-Teh pursuant to which the term of that loan has been extended one year to March 5, 2017. As of March 31, 2016, the outstanding principal balance of that loan was $893,000 and the accrued interest was $12,922.

The source of the funds that we lent to Yao-Teh is capital contributions by our shareholders.

A copy of that loan agreement is attached as Exhibit  10.4 to the registration statement of which this prospectus is a part.

A copy of that extension agreement is attached as Exhibit 10.7 to the registration statement of which this prospectus is a part.

Mr. Lo has agreed to personally guaranty the payment of that loan, pursuant to the provisions of a written Continuing Personal Guaranty, a copy of which is attached as Exhibit  10.5 of the registration statement of which this prospectus is a part.

Pursuant to the provisions of that extension agreement, Mr. Lo agreed to extend the term of his personal guaranty.

Environmental health and safety

We anticipate that our facilities and operations will be subject to a number of environmental laws.  As a result, we may be required to incur costs to comply with the requirements of these laws such as those relating to water resources, discharges to air, water and land, and handling and disposal of solid and hazardous waste, and the cleanup of properties affected by regulated materials.  Pursuant to these and other environmental requirements, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from current or formally owned or operated facilities.  Environmental laws typically impose cleanup responsibility and liability without regard to whether it be relevant entity new of or caused in the presence of the contaminants.  We may use certain substances and generate certain wastes that may be deemed hazardous or toxic pursuant to such laws, and in the future may incur costs related to cleaning up contamination resulting from historic uses of certain of our properties or the treatment, storage or disposal of wastes at facilities owned by others.  The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing for an affected property.  We may be required to incur to costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

Pricing

Currently, the Initial Property isn’t accepting applications for new members.  Existing members pay membership fees ranging from NT $1,000,000 to NT $2,600,000 (approximately $30,000 to $78,000  United States Dollars as of the date of this prospectus), depending on the dates they became members of the Country Club.  Later members pay more.

For the Initial Property, members pay NT$300 (approximately $9 United States Dollars as of the date of this prospectus) for greens fees, and non-members pay NT$1,800 (approximately $54 in United States Dollars as of the date of this prospectus) on weekdays and NT$2,500 (approximately $75 in United States Dollars as of the date of this prospectus), on weekends for greens fees.  In addition to greens fees, all players are required to pay NT$1,040 (approximately $31 United States Dollars as of the date of this prospectus), which is for insurance, facilities maintenance, caddy and cart.

Competition

The competition for the Initial Property includes:

•	Sunrise Golf and Country Club, Taoyuan County, Taiwan
•	National Garden Country Club, Miaoli County, Taiwan
•	Taoyuan Golf & Country Club, Taoyuan County, Taiwan
•	Ta Shee Golf & Country Club, Taoyuan County, Taiwan

We believe that the prices and facilities of the Initial Property are competitive with those competitors, and we should be able to compete effectively with those competitors.
Sales and Marketing Strategy

Our sales and marketing strategy will primarily consist of hosting press conferences and inviting media personnel to visit our properties.  Additionally, we intend to host international golf tournaments at our golf properties and advertise on social media, radio, television, magazines and appropriate venues such as airports.  We anticipate that we will invite various media personnel to visit our properties and write articles for dissemination on various media, including blogs.

12 Month Growth Strategy and Milestones

Our strategy is to maximize shareholder value by expanding operations and evaluating and cultivating new and alternative revenue generating opportunities. The Company is committed to marketing and distributing. While a strategic and wisely executed marketing campaign is key to expanding our operations; offering new, cutting-edge, should position the Company in the best possible way for long term success.

We have planned our progress based on raising $400,000 through this offering. We have taken careful consideration to determine that $400,000 will be sufficient to sustain our operations for the next 12 months; provided, however, in the event that we do not realize the full proceeds from this offering, we may be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.

We may not sell all 16,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 16,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 16,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have planned our progress based on quarters (3 month periods) following the closing of this offering.

Specified below, following the descriptions of our goals for the respective time periods, is how we anticipate we will use the proceeds of this offering if we sell 25%, 50%, 75%, 100%, respectively, of the shares offered by this prospectus.

We may not sell all 16,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 16,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 16,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have planned our progress based on quarters (3 month periods) following the closing of the offering.

Specified below, following the descriptions of our goals for the respective time periods, is how we anticipate we will use the proceeds of this offering if we sell 100%, 75%, 50% and 25%, respectively, of the shares offered by this prospectus.

First 3 Months

•	Commence management of Initial Property
•	Interview software developers, graphic designers, and web developers (all will be independent contractors) to design and set up the Company’s website and logo
•	Review appropriate regulations and rules re: compliance of laws and regulation regarding golf courses and recreational businesses in Taiwan

Percent of Proceeds Received	25%	50%	75%	100%

Personnel Recruiting	-	-	-	-
Advertising and Marketing	-	15,000	24,000	45,000
Technology Development (website and accounting software)	6,000	6,000	6,000	6,000
Computers, office furniture and equipment	5,000	5,000	5,000	5,000
Administrative Expenses	1,000	2,000	2,000	2,000
Compliance with filing requirements (accounting and legal fees)	5,000	5,000	5,000	5,000

Months 4-6

•	Contact owners of golf courses in Taiwan re: potential management agreements
•	Negotiate agreements for management and operation of other golf properties
•	Hire one person to assist administrative work
•	Launch several marketing surveys related golf course in Taiwan

Percent of Proceeds Received	25%	50%	75%	100%

Personnel Recruiting	-	5,000	5,000	5,000
Advertising and Marketing	-	15,000	30,000	50,000
Technology Development (website and accounting software)	6,500	6,500	6,500	6,500
Computers, office furniture and equipment	15,000	15,000	15,000	15,000
Administrative Expenses	1,000	2,000	2,000	2,000
Compliance with filing requirements (accounting and legal fees)	5,000	5,000	5,000	5,000

Months 7-9

Consult with landscaping design firms in connection with landscaping and similar matters regarding the Initial Property

•	Interview appropriate property management personnel
•	Consult with industry personnel in connection with possible improvements regarding the operation and management of the Initial Property
•	Host a public relations event at the Initial Property to create awareness of the Initial Property and its new management.

Percent of Proceeds Received	25%	50%	75%	100%

Personnel Recruiting	-	5,000	10,000	10,000
Advertising and Marketing	5,000	25,000	45,000	65,000
Technology Development (website and accounting software)	-	-	2,500	2,500
Computers, office furniture and equipment	-	-	10,000	10,000
Administrative Expenses	1,500	3,000	3,000	3,000
Compliance with filing requirements (accounting and legal fees)	5,000	5,000	5,000	5,000

Percent of Proceeds Received	25%	50%	75%	100%

Personnel Recruiting	-	5,000	10,000	10,000
Advertising and Marketing	5,000	25,000	45,000	65,000
Technology Development (website and accounting software)	-	-	2,500	2,500
Computers, office furniture and equipment	-	-	10,000	10,000
Administrative Expenses	1,500	3,000	3,000	3,000
Compliance with filing requirements (accounting and legal fees)	5,000	5,000	5,000	5,000

Months 10-12

•	Consider improvements to various services and amenities offered at the Initial Property
•	Hire two to three employees to assist with administrative duties, as needed
•	Consult with advertising personnel regarding the production and distribution of commercials and advertisements and newspapers, magazines, television and social media
•	Prepare 2 year marketing plan and determine how to consistently increase the source of funds

Percent of Proceeds Received	25%	50%	75%	100%

Personnel Recruiting	5,000	5,000	10,000	10,000
Advertising and Marketing	6,500	41,500	65,000	104,000
Computers, office furniture and equipment	-	-	10,000	10,000
Administrative Expenses	1,500	3,000	3,000	3,000
Compliance with filing requirements (accounting and legal fees)	8,000	8,000	8,000	8,000

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval

We do not require any government approval for the management and operation of golf properties.

Research and Development Activities

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date.

Environmental Laws

We believe the following rules and regulations relate to the operation and management of golf courses in Taiwan:

•	Soil and Water Conservation Act – Enacted for the purpose of soil and water conservation, treatment and maintenance, conserving soil and water resources, reducing the possibilities of disasters, and promoting the reasonable use of real property
•	Drinking Water Management Act – formulated to ensure the quality of drinking water sources

Currently, the Initial Property is operated and managed in accordance with those rules and our regulations.  We intend to continue to operate and manage the Initial Property and any and all other properties which we may operate and manage in accordance with those rules and regulations.

Employees and Employment Agreements

We, currently, have no employees.  Our president (and sole director), Fun-Ming Lo, who, currently, devotes 24 hours a week to our business, is responsible for the primary operation of our business. Doris Hsiung, our secretary, currently, devotes 4 hours a week to our business; and Charles Chao, our treasurer, currently, devotes 8 hours a week to our business. There is no employment or similar agreement between the Company and Mr. Lo, Ms. Hsiung or Mr. Chao.

Description of Property

We do not own any real property. Our business is presently operated from offices provided our president, Fun-Ming Lo at Room E, 4F., No. 106, Zhouzi Street, Neihu District Taipei City, 114, Taiwan (Republic of China), Mr. Lo provides those offices free of charge and no lease exists. Attached as Exhibit 99.3 to the registration statement of which this prospectus is a part is a Summary of Office License Agreement between Mr. Lo and us.  We consider our current office arrangement adequate and will reassess our needs based upon the future growth of the Company.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

•	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, our stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, Fun-Ming Lo, who will offer and sell the shares offered hereby, is aware that she is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “RISK FACTORS” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of ( $ 441,678 ) for the period from inception (January 27, 2015) to December 31 , 2015. The Company has not generated revenue, as the business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception (January 27, 2015) through December 31 , 2015. For detailed financial information, see the financial statements included in this prospectus.
Balance Sheet Data:

Cash and cash equivalents	$116,032
Total assets	1,017,503
Total liabilities	28,000
Total stockholder’s equity	989,503
Total liabilities & stockholder’s equity	$1,017,503

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has orally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period ended December 31 , 2015, Company had limited operations and has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including a loan commitment of $400,000 from Fun-Ming Lo, our president and sole director, until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company did not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of ($441,678) for the period from inception (January 27, 2015) to December 31 , 2015. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. We plan to seek additional funds through private placements of our securities and/or capital contributions and loans by Fun-Ming Lo, our president and sole director. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might occur from this uncertainty.

The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Operating Results for the period January 27, 2015 (date of inception) through December 31 , 2015

As of the date of this prospectus, we have not generated any revenue from operations.

Revenues. For the period from January 27, 2015 (date of inception) through December 31 , 2015, our revenues were $0. There has been no revenue generated during the period presented, as our operations are in the business development stage. All efforts have been in the development of our business plan.
Operating Expenses. Our operating expenses were $ 450,290 for the period from January 27, 2015 (date of inception) through December 31, 2015, of which $15,000 was for accounting and audit fees; $20,000 was for legal fees; $15,000 was for fees related to the preparation of our business plan; $400,000 was for consulting fees; and $290 was for bank charges.

Liquidity and Capital Resources

As of December 31 , 2015, we had cash and cash equivalents of $ 116,032 . Liabilities at December 31 , 2015, totaled $ 28,000 , and we have no material commitments. Net cash used in operations was $ 1,315,149 for the period January 27, 2015 (date of inception) through December 31 , 2015. Our deficiency in our use of funds will continue until such time that we can generate revenue sufficient to pay our operating and public reporting expenses. During the period commencing on January 27, 2015 (date of formation) through December 31 , 2015, we received $1,431,181 from the sale of our common stock. Specifically, on May 30, 2015, (i) our president and sole director, Fun-Ming Lo, contributed $741,086.49 to our capital in exchange for 74,108,649 shares of our common stock and (ii) we issued 50,023,412 shares of our common stock to 39 other individual shareholders, including members of Mr. Lo’s family, at a per share price of $.01, for a total of $500,234.   On June 30, 2015, we issued 17,689,000 shares of our common stock to 10 other individual shareholders at a per share price of $.01, for a total of $176,890.  On July 15, 2015, we issued 1,198,000 shares of our common stock to 2 other individual shareholders at a per share price of $.01, for a total of $11,980.  On August 13, 2015, we issued 99,000 shares of our common stock to 1 other additional shareholder at a per share price of $.01, for a total of $990.

We are seeking investors to assist us to finance our operations. As of March 31, 2016 , our cash and cash equivalents were $116,032, which we believe will meet our obligations for approximately  6 months. We believe that we will need $400,000 dollars to satisfy our financial obligations for the next 12 months. Accordingly, we believe that we do not have sufficient funds to pay our obligations as they become due.

We are aware that our costs may increase and our estimates may be greater than expected. We anticipate funding our operations by the private placement of our securities and/or capital contributions loans from Mr. Lo.  We have a funding commitment from Mr. Lo to lend us $400,000, and a copy of that commitment is attached as Exhibit  10.3 to the registration statement of which this prospectus is a part.

Inflation

Inflation does not materially affect our business or the results of our operations.

Subsequent Events

There have been no subsequent events after December 31 , 2015.

Off-Balance Sheet Arrangements

None

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

Jobs Act of 2012

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

A. Basis of Accounting
Our financial statements are prepared using the accrual method of accounting. Our financial statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected an December 31 year end.

B. Basic Earnings Per Share
The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding. No significant realized exchange gains or losses were recorded from date of formation, January 27, 2015, to December 31 , 2015.

C. Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $ 116,032 in cash and cash equivalents at December 31 , 2015.

D. Use Of Estimates And Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. Income Taxes
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

New Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Updated No. 2014-10, "Development Stage Entities” (“ASU 2014-10”) which removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the update eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and shareholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

During the year ended December 31, 2015, the Company has elected to adopt ASU 2014-10. The adoption of this ASU allowed the Company to remove the inception to date information and all references to development stage.

Financial Disclosure

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of our incorporation, January 27, 2015, to December 31 , 2015, are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors of the Company are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:

Name	Age	Position

Fun-Ming Lo	74	President and Chairman of the Board of directors(1)

Chi Shan Chao	62	Treasurer

Doris Hsiung	58	Secretary

(1)	Mr. Lo will serve as a director until the next annual shareholder meeting.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's Bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to occur immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Background of Executive Officers and Director

The following information sets forth the background and business experience of our director and executive officers.

Fun-Ming Lo has been our president and chairman of our board of directors since our formation.  Additionally, since 1988, Mr. Lo has been the president, sole director and majority shareholder of Yao-Teh International Development Co., Ltd., a Taiwanese corporation.  Yao-Teh International Development Co., Ltd. is in the business of acquiring, developing and operating recreational properties.  Mr. Lo graduated from Middle East Technical University, Turkey with a Master of Science in Engineering Sciences in May 1971.

From May 2013, to March 2015, Mr. Lo served as a director of San Lotus Holding Inc., then a Nevada corporation, which is located in Taoyuan, Taiwan and which is in the business of developing, building and operating a global travel and leisure agent’s business.  San Lotus Holding Inc. is, and when Mr. Lo was a director was, a public reporting company.

As president and the sole member of our board of directors, Mr. Lo is responsible for the overall management and operation of the Company.

Chi Shan Chao has been our treasurer since March 2015.  Mr. Chao graduated from Feng-Chia University in Taichung, Taiwan in 1977 with a bachelor’s degree in accounting.  From June 2007 until March 2015, Mr. Chao was employed by Creative Woodworking Ltd. as a cabinet member.  From February 1988 until December 1992, Mr. Chao was employed by Yao-Teh International Development Co., Ltd. as a manager.  His duties with the Company are those duties that are generally performed by treasurers and chief financial officers of businesses.

Doris Hsiung graduated in 1986 from USIU, School of Business in Management in San Diego, California with a Master’s of Science degree in management and information systems.  From 1989 until the present, Ms. Hsiung has been a director with Yao-Teh International Development Co., Ltd.  Ms. Hsiung’s responsibilities at Yao-Teh International Development Co., Ltd. include centralizing administrative procedures and human resources.  Additionally, Ms. Hsiung assists our other officers in developing and implementing our business plan.  Due to her extensive management and leadership experience, we believe she will complement our management.

 Due to Mr. Lo’s extensive development in leisure property development, operations, management and executive leadership experience, we believe that he will complement our management.

Mr. Chao’s experience includes building and developing operations, quality assurance and standard operational procedures for Yao-Teh International Development Co., Ltd. and the Company.  Due to Mr. Chao’s experience in operations and systems management, we believe he will complement our management.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

•	a petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any joint venture in which such person was a general participant at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

•	convicted in a criminal proceeding or is, currently, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

o	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	engaging in any type of business practice; or

o	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, for broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engage or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•	found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

•	found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	any federal or state securities or commodities law or regulation; or

o	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No Compensation to Directors.

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Code of Ethics; Financial Expert

We do not have a Code of Ethics applicable to our principal executive, financial and accounting officers.  We do not have a financial expert on our Board of Directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest, in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

Our Board of Directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of his or her family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law.  Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Executive Compensation

Currently, our officers and sole director receive no compensation for their services during the development stage of our business operations. They are reimbursed for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We, also, do not currently have any benefits, such as health or life insurance, available to our officers and director.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						Nonequity	Nonqualified
				Stock	Option	incentive	deferred	All other
		Salary	Bonus	Awards	Award(s)	plan	compensation	compensation	Total
Name and principal position	Year	($)	($)	($)	($)	compensation ($)	earnings ($)	($)	($)
Fun-Ming Lo (1), President, and Chairman of the Board of Directors	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Doris Hsiung (1) Secretary	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Chi Shan Chao (1) Treasurer	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	There is no employment contract with any of our officers at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officers named in the Summary Compensation table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Employment Contracts

We do not have any employment agreements in place with our officers or director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Beneficial Ownership Amount and Nature of Beneficial Ownership Percentage of class (1)
Directors and Named Executive Officers
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering (2)
Common Stock	Fun-Ming Lo Room E, 4F., No. 106, Zhouzi Street, Neihu District Taipei City, 114, Taiwan (Republic of China)	74,108,649	74,108,649	51.8%	46.6%
Common Stock	Doris Hsiung – Secretary Room E, 4F., No. 106, Zhouzi Street, Neihu District Taipei City, 114, Taiwan (Republic of China)	325,744	325,744.2%		.2%
Common Stock	Chi Shan Chao – Treasurer Room E, 4F., No. 106, Zhouzi Street, Neihu District Taipei City, 114, Taiwan (Republic of China)	325,744	325,744.2%		.2%
	All Executive Officers and Directors as a Group(1)	74,760,137	74,760,137	52.2%	47.0%
	Five Percent (5%) or more shareholders
Common Stock	Shu Sui Tu Room E, 4F., No. 106, Zhouzi Street, Neihu District Taipei City, 114, Taiwan (Republic of China)	38,928,572	38,928,572	27.2%	24.5%
Common Stock	Chang Lai, Hsiu Chun No.2-25, Jhongkeng Ln., Jhongkeng Rd., Heping Dist., Taichung City 42451, Taiwan (R.O.C.)	9,997,000	9,997,000	7.0%	6.3%

	Total 5% or more shareholders	48,925,572	48,925,572	34.2%	30.8%

(1) The percentages are based on a before-offering total of 143,118,061 shares of common stock issued and outstanding as of the date of this prospectus and assume the 16,000,000 shares registered for sale in the offering will be sold.

(2) Assumes the sale of all of the 16,000,000 shares of common stock by us in the offering. The aggregate amount of shares to be issued and outstanding is 159,118,061 based upon that assumption.

Future Sales By Existing Stockholders

A total of 143,118,061 shares have been issued to our existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act of 1933. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by our existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our existing shareholders do not have any plans to sell their shares after this offering is complete.

Certain Relationships and Related Transactions

Fun-Ming Lo is our president and director. We are currently operating out of the offices provided by Mr. Lo, on a rent-free basis. There is no written agreement relating to that arrangement.  Attached as Exhibit  10.6 to the registration statement of which this prospectus is a part is a Summary of Office License Agreement between Mr. Lo and us.

We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised solely of our president, Fun-Ming Lo. We intend to seek independent directors for our Board of Directors when we begin generating revenues and are able to provide compensation for our Board of Directors members.

On March 6, 2015, we entered into a loan agreement with Yao-Teh International Development Co., Ltd. (“Yao-Teh").  Pursuant to that loan agreement we will provide funds to Yao-Teh in an amount not to exceed $2,000,000 for Yao-Teh's use in retaining the services of a design firm to design a master plan relating to the development of a hotel on certain real property owned by Yao-Teh.  On March 5, 2016, we entered into an extension of terms of Loan Agreement with Yao-Teh pursuant to which the term of that loan has been extended one year to March 5, 2017. Our president, Fun-Ming Lo, is, also, the majority shareholder, chairman and president of Yao-Teh.  That loan accrues interest at 2% per annum.  The principal and all accrued interest lent by us to Yao-Teh shall be paid by Yao-Teh no later than March 5, 2017 .  As of March 31, 2016 , the outstanding principal balance of that loan was $ 893,000 and the accrued interest was $ 12,922 .

The source of the funds that we lent to Yao-Teh is capital contributions by our shareholders.

A copy of that loan agreement is attached as Exhibit  10.4 to the registration statement of which this prospectus is a part.

A copy of that extension agreement is attached as Exhibit 10.7 to the registration statement of which this prospectus is a part.

Mr. Lo has agreed to personally guaranty the payment of that loan, pursuant to the provisions of a written Continuing Personal Guaranty, a copy of which is attached as Exhibit  10.5 of the registration statement of which this prospectus is a part.

Pursuant to the provisions of that extension agreement, Mr. Lo agreed to extend the term of his personal guaranty.

On May 30, 2015, Fun-Ming Lo, our president, purchased 74,108,649 shares of our common stock for $741,086 in cash.

On May 30, 2015, Ta Lo, son of Fun-Ming Lo, our president and sole director, purchased 325,744 shares of our common stock for $3,257.

On May 30, 2015, Fu Lo, son of Fun-Ming Lo, our president and sole director, purchased 325,744 shares of common stock for $3257 in cash.

On May 30, 2015, Te Lo, son of Fun-Ming Lo, our president and sole director, purchased 325,744 shares of our common stock for $3,257 in cash.

On May 30, 2015, Ting-Hung Huang, daughter-in-law of Fun-Ming Lo, our president and sole director, purchased 324,415 shares of our common stock for $3,244 in cash.

On October 1, 2015, Mr. Lo signed a written funding commitment to lend the Company as much as $400,000 to pay the operating expenses of the Company for a period of one year.  Any amount advanced by Mr. Lo pursuant to that commitment shall not accrue interest and is payable on demand. A copy of that funding commitment is included as Exhibit  10.3 to the registration statement of which this prospectus is a part.

Other than as specified above, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

Indemnification of Directors and Officers

Our Bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the SEC. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

FINANCIAL STATEMENT SCHEDULES

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors of
The Royal Country Club and Recreation Holdings, Inc.

Taipei, Taiwan (R.O.C.)

We have audited the accompanying balance sheet of The Royal Country Club and Recreation Holdings, Inc. (the "Company") as of December 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the period from January 27, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the period from January 27, 2015 (inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, accumulated deficit of $441,678 and has no cash flows from operations. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/ KCCW Accountancy Corp
Diamond Bar, California

March 18, 2016

THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.
BALANCE SHEETS

December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$116,032
Interest receivable	8,471
Due from related parties	893,000
Total Current Assets	1,017,503

Total Assets	$1,017,503

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Other payable	28,000
Total Current Liabilities	28,000

Total Liabilities	28,000

Stockholders' Equity
Common stock, par value $0.01 per share, 200,000,000 share authorized,
143,118,061 shares issued and outstanding	1,431,181
Deficit accumulated during development stage	(441,678)
Total Stockholders' Equity	989,503

Total Liabilities and Stockholders’ Equity	$1,017,503

The accompanying notes to financial statements are an integral part of these statements.

THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.

STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 27, 2015 (INCEPTION)
THROUGH DECEMBER 31, 2015

Net revenue	$-

General and administrative expenses	450,290

Loss from operations	(450,290)
Other Income(Expense)
Interest income	8,612
Total other income(expense)	8,612

Loss before income taxes	(441,678)
Provision for income taxes expense	-
Net loss	$(441,678)

Net loss per share:
Basic and diluted	$(0.00)

Weighted average number of shares outstanding:
Basic and diluted	140,289,857

The accompanying notes to financial statements are an integral part of these statements.

THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 27, 2015 ( INCEPTION) THROUGH DECEMBER 31, 2015

Cash flows from operating activities
Net loss	$(441,678)
Changes in assets and liabilities
Increase in interest receivables	(8,471)
Increase in due from related parties	(893,000)
Increase in accrued expenses	28,000
Net cash used in operating activities	(1,315,149)

Cash flows from financing activities
Proceeds from issuance of common stock	1,431,181
Net cash provided by financing activities	1,431,181

Net increase in cash and cash equivalents	116,032

Cash and cash equivalents
Beginning	-
Ending	$116,032
Supplemental disclosure of cash flows
                Cash paid during the period for:
Interest expense	$-
Income tax	$-

The accompanying notes to financial statements are an integral part of these statements.

THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
PERIOD FROM JANUARY 27, 2015 (INCEPTION) TO DECEMBER 31, 2015

			Deficit
	Common Stock		Accumulated during
	Shares	Amount	the development stage	Total
Inception, January 27, 2015	-	$-	$-	$-
Common stock issued for cash on May 30, 2015	124,132,061	1,241,321	-	1,241,321
Common stock issued for cash on June 30, 2015	17,689,000	176,890		176,890
Common stock issued for cash on July 15, 2015	1,198,000	11,980		11,980
Common stock issued for cash on August 13, 2015	99,000	990		990
Net loss for the period ended December 31, 2015	-	-	(441,678)	(441,678)
Balance, December 31, 2015	143,118,061	$1,431,181	$(441,678)	$989,503

The accompanying notes to financial statements are an integral part of these statements.

THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015
 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES
Basis of Presentation and Organization

The Royal Country Club and Recreation Holdings, Inc., a company in the developmental stage (the “Company”), was incorporated on January 27, 2015 in the State of Nevada. The Company has conducted limited business operations and had no revenues from operations since its inception. The Company’s business plan is in the management and operation of golf course, resort, and recreational businesses.

The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $441,678 as of December 31, 2015, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and some additional funding from other traditional financing sources, including a loan commitment of $400,000 from Fun-Ming Lo, our president and sole director, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income (loss) per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2015, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Updated No. 2014-10, "Development Stage Entities” (“ASU 2014-10”) which removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the update eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and shareholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

During the year ended December 31, 2015, the Company has elected to adopt ASU 2014-10. The adoption of this ASU allowed the Company to remove the inception to date information and all references to development stage.

2. DUE FROM RELATED PARTIES

On March 6, 2015, the Company entered a loan agreement with Yao-Teh International Development Company Co., Ltd., (“Yao-Teh”), for providing funds in an amount not to exceed Two Million Dollars ($2,000,000) in retaining the services of a design firm, a third-party, to design a master plan relating to the development of the hotel on a land owned by Yao-Teh. Yao-Teh was incorporated on May 30, 1988 in Taiwan (Republic of China) and it is in the business of developing, constructing, and operating hotel properties and recreational park. Mr. Fun-Ming Lo, the Company’s president, is also the chairman and president of Yao-Teh.

The loan bears a fixed interest rate of 2% per annum. The principal and interest amount of the loan shall be repaid by Yao-Teh no later than on March 5, 2016.  As of December 31, 2015, the outstanding principal balance was $893,000 and the interest receivable was $8,471.

3. INCOME TAXES

As of December 31, 2015, the Company had net operating loss carry forwards of approximately $441,678 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

For the period from January 27, 2015(Inception) to December 31, 2015
Federal income tax benefit attributable to:
Current Operations	$150,171
Less: valuation allowance	(150,171)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$150,171
Less: valuation allowance	(150,171)
Net deferred tax asset	$0

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:
2015

Statutory tax benefit	(34)%
Nondeductible/nontaxable items	0
Change in deferred tax asset valuation allowance	34%

Provision for income taxes	0%

For the period from January 27, 2015 (Inception) to December 31, 2015, the Company had no unrecognized tax benefits and related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions.

4. STOCKHOLDERS’ EQUITY

On May 30, 2015, the Company has issued 124,132,061 common stock shares at par value of $ 0.01 in a total amount of $1,241,321 from its shareholders.

On June 30, 2015, the Company has issued 17,689,000 common stock shares at par value of $ 0.01 in a total amount of $176,890 from its shareholders.

On July 15, 2015, the Company has issued 1,198,000 common stock shares at par value of $ 0.01 in a total amount of $11,980 from its shareholders.

On August 13, 2015, the Company has issued 99,000 common stock shares at par value of $ 0.01 in a total amount of $990 from its shareholders.
5. SUBSEQUENT EVENTS

Effective January 1, 2016, the Company entered into a written Golf Course Management and Marketing Agreement with Yao-Teh to promote and manage the Royal Country Club (the “Property”) owned by Yao-Teh and located in Miaoli County, Taiwan. Yao-Teh is our affiliate, as Fun-Ming Lo, the President, owns the majority share of Yao-Teh and, additionally, he is the chairman of the board of directors of Yao-Teh.

The term of the Management Agreement is three years, which term commences on January 1, 2016, and continues until December 31, 2018.

Pursuant to the Management Agreement, Yao-Teh shall pay any and all expenses relating to the operation of the Property. The Company shall receive a management fee equal to 6% of the Net Operating Income (as that term is defined by the provisions of the Management Agreement) of the Property.

The Company has evaluated subsequent events through March 18, 2016, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2015 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee:

Registration fee	$40.28
Accounting fees and expenses	12,000.00
Legal and professional fees and expenses	8,000.00
EDGAR fees and expenses	1,500.00
Printing	1,000.00
Total	$22,540.28

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes Section  78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.  We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

RECENT SALES OF UNREGISTERED SECURITIES.

From May 30, 2015, to August 13, 2015, we sold and issued 143,118,061 shares of our common stock for $1,431,181 in cash.  Those shares were issued in transactions which qualify for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, the purchasers of those shares are not U.S. persons, as that term is defined in Regulation S.   Those shares were sold in off-shore transactions.  No directed selling efforts were made in the United States by us, any distributor or any of their respective affiliates or any person acting on behalf of any of the forgoing.  We are subject to Category 3 of Rule 903 of Regulation S and, accordingly, we implemented the offering restrictions by Category 3 of that Rule 903 by including a legend on all offering materials and documents which specifies that those shares have not been registered pursuant to the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless those shares are registered pursuant to the Securities Act of 1933 or, alternatively, an exemption from those registration requirements is available.

74,108,649 of those shares were issued to Fun-Ming Lo, our president and sole director.  325,744 of those shares were sold to Ta Lo, a son of Fun-Ming Lo.

325,744 of those shares were issued and sold to Te Lo, a son of Fun-Ming Lo.

325,744 of those shares were sold to Fu Lo, a son of Fun-Ming Lo.

324,415 of those shares were sold to Ting Hung Huang, the daughter-in-law of Fun-Ming Lo.

325,744 of those shares were sold and issued to Doris Hsiung, our secretary.

325,744 of those shares were sold to Chi Shan Chao, our treasurer.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1 *	Articles of Incorporation
3.2 *	Certificate of Amendment to Articles of Incorporation
3.3 * 3.4 * 5.1 *	Certificate of Correction of Articles of Incorporation Bylaws Opinion Regarding Legality and Consent of Counsel by Stepp Law Corporation
10.1 *	Golf Course Management and Marketing Agreement with Yao-Teh International Development Company Co. Ltd.
10.2 **	Form of Subscription Agreement
10.3***	Funding Commitment dated October 1, 2015 in the amount of $400,000 by Fun-Ming Lo
10.4****	Loan Agreement with Yao-Teh International Development Company Co., Ltd.
10.5*****	Continuing Personal Guaranty of Fun-Ming Lo
10.6******	Summary of License Agreement re: use of office premises with Fun-Ming Lo
10.7**	Extension of Terms of Loan Agreement with Yao-Teh International Development Company Co., Ltd.
23.1**	Consent of Independent Auditor’s Consent
23.2*	Consent of Counsel (see Exhibit 5.1)

*Filed on January 26, 2016, as exhibits to Registration Statement on Form S-1
**Filed herewith
***Attached as Exhibit 99.1 to that Registration Statement on Form S-1 filed on January 26, 2016
****Attached as Exhibit 99.2 to that Registration Statement on Form S-1 filed on January 26, 2016
*****Attached as Exhibit 99.4 to that Registration Statement on Form S-1 filed on January 26, 2016
****** Attached as Exhibit 99.3 to that Registration Statement on Form S-1 filed on January 26, 2016

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20%
change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taipei, Taiwan on  April 27 , 2016.

(Registrant)
THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.
By: /s/ Fun-Ming Lo

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Fun-Ming Lo	President, Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	April 27 , 2016
Fun-Ming Lo